Exhibit 99.1

Combined Financial Statements and Report of Independent Certified Public Accountants

Spartan Treating

December 31, 2020 and 2019

GRANT THORNTON LLP
700 Milam St., Suite 300
Houston, TX 77002

D 832 476 3600
F 713 655 8741
S linkd.in/grantthorntonus twitter.com/grantthorntonus	REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Partners of Spartan Treating

We have audited the accompanying combined financial statements of Spartan Treating (comprised of the affiliates described in Note A to the financial statements) (collectively, the “Company”), which comprise the combined balance sheets as of December 31, 2020 and 2019, and the related combined statements of operations, changes in partners’ capital, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s responsibility for the financial statements

Management is responsible for the preparation and fair presentation of these combined financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s responsibility

Our responsibility is to express an opinion on these combined financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are tree from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures In the combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the Company’s preparation and fair presentation of the combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Spartan Treating as of December 31, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted In the United States of America.

Houston, Texas

January10, 2022
GT.COM	Grant Thornton LLP is the U.S. member firm of Grant Thornton lnternational Ltd (GTIL). GTIL and each of its member films are separate legal entities and are not a worldwide partnership.

Spartan Treating

COMBINED BALANCE SHEETS

December 31,

(in thousands)

	2020	2019
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$620	$1,307
Investments	—	2
Accounts receivable	3,572	3,766
Inventories	1,205	658
Deferred installation costs	211	408
Other current assets	319	466

Total current assets	5,927	6,607
PROPERTY AND EQUIPMENT, net	62,130	52,506
DEFERRED INSTALLATION COSTS	186	397
DEFERRED FINANCING COSTS, net	223	369

Total assets	$68,466	$59,879

LIABILITIES AND PARTNERS’ CAPITAL
CURRENT LIABILITIES
Accounts payable	$3,088	$2,803
Deferred installation revenues	221	430
Other current liabilities	171	273

Total current liabilities	3,480	3,506

DEFERRED INSTALLATION REVENUES	154	375
DEFERRED OFFICE LEASE CREDIT	19	49
LONG-TERM DEBT	25,335	21,000

PARTNERS’ CAPITAL	39,478	34,949

Total liabilities and partners’ capital	$68,466	$59,879

The accompanying notes are an integral part of these combined financial statements.

Spartan Treating

COMBINED STATEMENTS OF OPERATIONS

Years ended December 31,

(in thousands)

	2020	2019
Revenues:
Contract services	$17,519	$19,685
Equipment rentals	13,665	14,069
After-market services	1,347	454
Equipment and parts sales	35	663

Total revenue	32,566	34,871
Operating costs and expenses:
Contract services	7,836	8,710
Equipment rentals	1,229	931
After-market services	899	244
Equipment and parts sales	32	493
Depreciation and amortization	4,398	11,248
Sales, general and administrative expenses	5,783	6,239
Gain on sale of assets	(164)	(117)

Total operating costs and expenses	20,013	27,748

Operating income	12,553	7,123
Other expense:
Interest and other expense	773	1,223
Margin tax	62	80
Foreign withholding tax	1,020	1,080

Total other expense	1,855	2,383

Net income	$10,698	$4,740

The accompanying notes are an integral part of these combined financial statements.

Spartan Treating

COMBINED STATEMENTS OF CHANGES IN PARTNERS’ CAPITAL

Years ended December 31, 2020 and 2019

(in thousands)

Balance, December 31, 2018	$41,271
Distributions	(11,061)
Translation loss	(1)
Net income	4,740

Balance December 31, 2019	$34,949
Distributions	(6,166)
Translation loss	(3)
Net income	10,698

Balance, December 31, 2020	$39,478

The accompanying notes are an integral part of these combined financial statements.

Spartan Treating

COMBINED STATEMENTS OF CASH FLOWS

Years ended December 31,

(in thousands)

	2020	2019
Cash flows from operating activities:
Net income	$10,698	$4,740
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,398	11,248
Gain on sale of fixed assets	(164)	(117)
Changes in assets and liabilities:
Investments	2	—
Accounts receivable	194	(1,086)
Inventories	135	259
Deferred installation costs	408	580
Other current assets	147	(2)
Accounts payable	195	(77)
Deferred office lease credit	(31)	(25)
Deferred installation revenues	(430)	(566)
Other current liabilities	(102)	184
Translation loss	(3)	(1)

Net cash provided by operating activities	15,447	15,137

Cash flows from investing activities:
Purchases of fixed assets	(14,644)	(8,435)
Proceeds from sale of fixed assets	365	520

Net cash used in investing activities	(14,279)	(7,915)

Cash flows from financing activities:
Cash distributions	(6,166)	(11,061)
Proceeds from borrowings	20,835	10,500
Repayment of borrowings	(16,500)	(6,500)
Debt financing costs	(24)	(477)

Net cash used in financing activities	(1,855)	(7,538)

Net decrease in cash and cash equivalents	(687)	(316)
Cash and cash equivalents, beginning of year	1,307	1,623

Cash and cash equivalents, end of year	$620	$1,307

Supplemental disclosures of cash flow information:
Cash paid during:
Interest	$810	$1,225
Margins tax	51	49
Property tax	820	945
Sales tax	1,309	1,333
Foreign withholding tax	1,068	866
Other taxes	2	1
Non-cash investing activities:
Accrued capital expenditures	118	27

The accompanying notes are an integral part of these combined financial statements.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS

December 31, 2020 and 2019

(Dollars in thousands)

NOTE A - ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

The combined financial statements in this report include Spartan Energy Services LLC, Spartan International LLC and Gas Services Manpower LLC which combined are referred to as Treating Holdco LLC. Also included in the combined financial statements are Spartan Operating Company LLC and Spartan Terminals Operating Inc. and including Treating Holdco LLC are referred to as “Spartan Treating”. Spartan Energy Partners LP, a Delaware limited partnership was formed March 5, 2010 and owns 100% of each of Spartan Treating’s subsidiaries. Spartan Energy Partners GP LLC owns a general partner interest of approximately 2% of Spartan Energy Partners LP. Spartan Energy Services LLC, Spartan International LLC and Spartan Operating Company LLC are Delaware limited liability companies and Spartan Terminals Operating Inc. is a Delaware corporation. Gas Services Manpower LLC is an Egyptian limited liability company.

The business of Spartan Treating is to provide a variety of natural gas treating services for natural gas producers and midstream companies such as providing equipment for lease or sale, after-market-services, equipment installation services and the operation of equipment which Spartan Treating refers to as contract services. Spartan Treating’s two primary gas treating services provided for customers is for the removal of contaminants from the customers gas stream and natural gas cooling to reduce the gas temperature. Spartan Treating maintains a fleet of amine plants ranging in size used to treat varying customer gas flow volumes that remove hydrogen sulfide and carbon dioxide to meet required pipeline specifications. Additionally, Spartan Treating’s equipment fleet includes natural gas cooling units used to reduce the temperature of natural gas so that it can be further treated, processed or compressed.

The combined financial statements of Spartan Treating have been prepared on the accrual basis using accounting principles generally accepted in the United States of America (“US GAAP”). The combined financial statements of Spartan Treating include the accounts of Spartan Energy Services LLC, Spartan International LLC, Gas Services Manpower LLC, Spartan Operating Company LLC and Spartan Terminals Operating, Inc. All significant intercompany balances and transactions have been eliminated in combination.

Cash and Cash Equivalents

Spartan Treating considers all cash in banks and highly liquid investments with an original maturity of three months or less to be cash and cash equivalents. Spartan Treating will occasionally hold cash deposits in financial institutions that are in excess of federally insured limits. Spartan Treating believes its risk of loss associated with these accounts is remote and no losses have been incurred in either 2020 or 2019.

Revenue Recognition

Revenue is recognized when control of the promised goods or services is transferred to Spartan Treating’s customers, in an amount that reflects the consideration it is entitled to receive in exchange for those goods and services.

In Spartan Treating’s contract services business there are three components of revenue: equipment installation and commissioning, monthly maintenance and services and end of the contract equipment demobilization and decommissioning. The demobilization and decommissioning is a separate performance obligation under the contract. At the end of the contract term, the customer determines the scope of the demobilization and decommissioning project they will perform, ranging from the entire project to a portion, or electing to have Spartan Treating perform the entire project. As a result, it is difficult to estimate Spartan Treating’s revenue for the demobilization and decommissioning project until the end of the contract term.

Monthly service revenue is recognized over the term of the contract in which monthly services are provided to the customer. Installation and commissioning revenues are billed to the customer during the installation project and are recognized over the term of the contract in which monthly services are provided to the customer. If Spartan Treating performs any portion of the demobilization and decommissioning project, revenue is billed to the customer when the project is completed and revenue is recognized at that time. Therefore, recognition of installation revenues and costs on a straight-line basis over the term of the contract results in balances on Spartan Treating’s combined balance sheets called deferred installation revenues and the related deferred installation costs during the recognition period.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS – CONTINUED

December 31, 2020 and 2019

(Dollars in thousands)

For Spartan Treating’s equipment rental business, revenue is recognized monthly over the term of the equipment rental contract. Any ancillary services not included in the rental contract requested by the customer, such as equipment delivery, commissioning, decommissioning and redelivery, are recognized at the time the service is provided to the customer.

Spartan Treating’s after-market-services business is primarily providing customers equipment repair services for equipment rented to customers. Revenue is recognized at the time the service is provided to the customer.

Equipment and parts sales revenues are recognized at the time delivery is made and title passes to the customer.

Spartan Treating entered into its first international rental agreement in 2015 with a customer located in Chile for the rental of three amine plants and associated ancillary equipment. In 2018, Spartan Treating entered into a second rental agreement with an Egyptian customer for the rental of an amine plant and natural gas compression equipment. Spartan Treating also entered into a service agreement with the Egyptian customer to operate and maintain the rental equipment requiring Spartan Treating to establish an Egyptian legal entity, Gas Services Manpower LLC. Spartan Treating entered its third international rental contract with a customer located in Argentina in 2019 for the rental of two amine plants. All rental revenues are remitted to Spartan Treating’s bank account located in the Unites States in US dollars. The Egyptian services contract is paid in Egyptian Pounds and used for local operating expenses. Below is a schedule of revenues by country for the years 2020 and 2019.

	2020	2019
United States	$25,879	$26,751
Argentina	1,767	2,480
Chile	499	1,159
Egypt	4,421	4,481

International total	6,687	8,120

Total revenue	$32,566	$34,871

Inventories

Spartan Treating’s inventory consists of field equipment and parts that are valued at the lower of cost or market utilizing the first-in, first-out method of inventory valuation.

Property and Equipment

Property and equipment includes gas treating facilities and associated field equipment, vehicles, furniture, computer hardware and software, as well as field service equipment under various stages of construction. Costs for assets under construction by third parties are accumulated in property and equipment during construction without depreciation. At completion, the asset is moved into the appropriate category and depreciation begins. All purchases are analyzed by management to determine whether capitalization is appropriate.

Spartan Treating records depreciation using the straight-line method over the estimated useful life of the asset. At Spartan Treating’s inception, management considered the highly corrosive conditions its amine plants and production equipment would be used to treat natural gas and established a 10-year life and 20% salvage value for amine plants and 5-year to 10-year lives with 0% to 20% salvage values for production equipment. In early 2020 management reevaluated its depreciation policy for amine plants and production equipment taking into consideration lower than expected maintenance capital and operating expense with continued high equipment reliability during the first eight years of operations and determined it appropriate to extend depreciable lives for amine plants and production equipment. The deprecation lives for amine plants were extended to 25-years with no salvage value and lives for production equipment were extended ranging from 15-years to 25-years with no salvage value. The impact of this change for 2020 reduced depreciation expense $6.9 million.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS – CONTINUED

December 31, 2020 and 2019

(Dollars in thousands)

Spartan Treating’s revised asset lives are generally as follows:

Years
Amine plants	25 years
Production equipment	15 - 25 years
Vehicles	3 years
Office furniture and fixtures	3 years
Computer software and hardware	3 - 5 years

Fair Value of Financial Instruments

Spartan Treating’s financial instruments include cash, investments, receivables and payables. At December 31, 2020 and 2019, the estimated fair value of these financial instruments approximated their carrying value as reflected in Spartan Treating’s combined balance sheets.

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates and assumptions that impact these combined financial statements relate to, among other things, useful lives of Spartan Treating’s property and equipment, accruals for operating costs and progress on construction projects and installation projects and the allocation of purchase price of the Spartan Treating’s acquired assets.

Taxes

Spartan Treating is included in Spartan Energy Partners LP’s partnership tax return and is not subject to federal income tax, because taxation is imposed at the partner level.

Spartan Treating is subject to certain state level taxes and have recorded such amounts in other expense in the combined statement of operations. In 2006, the State of Texas enacted legislation for a Texas margin tax, which restructured the state business tax to a tax using an income-based formula. Spartan Treating’s margins tax expense was $62 and $80 for the years ended December 31, 2020 and 2019, respectively, and is reflected in margin tax.

Spartan International LLC leases equipment to customers located in Argentina, Chile and Egypt, and related monthly lease payments made by the customers to Spartan International LLC are subject to foreign withholding tax. The withholding tax rates in effect for Argentina, Chile and Egypt are 14.00%, 1.75% and 20.00%, respectively. Withholding tax is reflected as foreign withholding tax and Spartan Treating’s expense was $1,020 and $1,080 for the years ended December 31, 2020 and 2019, respectively.

Spartan Treating applies the provisions of Accounting Standards Codification (“ASC”) 740, Income Taxes. As required by the uncertain tax position guidance in ASC 740, Spartan Treating recognizes the financial statement benefit of a tax position only after determining that the relevant tax authority would more likely than not sustain the position following an audit. For tax positions meeting the more-likely-than-not threshold, the amount recognized in the combined financial statements is the benefit that has a greater than 50% likelihood of being realized upon ultimate settlement with the relevant tax authority. There were no uncertain tax positions recognized for the period ended December 31, 2020 and 2019.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS – CONTINUED

December 31, 2020 and 2019

(Dollars in thousands)

New Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-2, Leases (Topic 842). This update establishes a comprehensive lease standard for all industries. The new standard requires lessees to recognize a right of use asset and a lease liability for virtually all leases, other than leases that meet the definition of a short-term lease. The standard is effective for interim and annual reporting periods beginning after December 15, 2022. Spartan Treating is currently evaluating what impact, if any, the adoption of this ASU will have on its financial condition, results of operations, cash flows or financial disclosures.

In June 2016, the FASB issued ASC 2016-13, “Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments.” This update requires timelier recording of credit losses on financial assets measured at amortized cost basis (including, but not limited to loans), net investments in leases recognized as lessor and off-balance sheet credit exposures. ASU 2016-13 eliminates the probable initial recognition threshold under the current incurred loss methodology for recognizing credit losses. Instead, it requires the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. In November 2018, the FASB issued Accounting Standards Update (“ASU”) No. 2018-19, Codification Improvements to Topic 326, Financial Instruments – Credit Losses” to clarify the amendments to scope, transition and effective date requirements, and to expedite the improvements of ASU 2016-13. This guidance is effective for fiscal years beginning December 15, 20231, and interim periods within those fiscal years. Spartan Treating is currently evaluating what impact, if any, the adoption of this ASU will have on its financial condition, results of operations, cash flows or financial disclosures.

Concentration of Credit Risk

Management closely monitors credit exposure for potential doubtful accounts. Bad debt expense is recognized at the time an account is deemed uncollectible. A receivable will be written-off in the event a customer files for bankruptcy protection or the account is turned over for collection and the collector deems the account uncollectible.

As of December 31, 2020, one customer had a balance greater than 10% and accounted for 20% of outstanding accounts receivable. As of December 31, 2019, one customer had a balance greater than 10% and accounted for 28% of outstanding accounts receivable. For the year ended December 31, 2020, six customers accounted for approximately 53% of total revenue. For the year ended December 31, 2019, seven customers accounted for approximately 54% of total revenue.

NOTE B - PROPERTY AND EQUIPMENT

Property and equipment at December 31, 2020 and 2019 consisted of the following:

	2020	2019
Treating and production equipment	$110,752	$99,940
Vehicles, furniture, hardware and software	1,327	1,487
Equipment construction in progress	112	704

	112,191	102,131
Less accumulated depreciation	(50,061)	(49,625)

Net property and equipment	$62,130	$52,506

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS – CONTINUED

December 31, 2020 and 2019

(Dollars in thousands)

NOTE C - REVOLVING CREDIT FACILITY

In September 2012, Spartan Energy Services LLC entered into a three-year $35 million revolving credit agreement. The agreement allows that up to $5 million of the facility is available for the issuance of letters of credit. Borrowings under this agreement will bear interest at an annual rate, as elected by the Partnership, of either: a) the greater of the (i) prime rate, (ii) federal funds effective rate plus 0.5%, or (iii) one-month Eurodollar deposits rate plus 1%, plus an additional annual interest rate margin ranging from 1.5% to 2.5%; or (b) the Eurodollar one, two, three or six-month deposits rate, plus an additional annual interest rate margin ranging from 2.5% to 3.5% depending upon the amount of borrowings under the revolver. Undrawn commitment bears interest at an annual rate of 0.5%.

In May 2015, Spartan Energy Services LLC amended the revolving credit agreement and extended the maturity through September 2016. The amended agreement allowed Spartan Energy Services LLC to transfer certain assets to Spartan International LLC, an unrestricted subsidiary, for lease to a customer located in Chile. In addition, the borrowing rates were amended to bear an annual rate, as elected by Spartan Energy Services LLC, of either: (a) the greater of the (i) prime rate, (ii) federal funds effective rate plus 0.5%, or (iii) one-month Eurodollar deposits rate plus 1%, plus an additional annual interest rate margin ranging from 1.25% to 2.25; or (b) the Eurodollar one, two, three or six-month deposits rate plus an additional annual interest rate margin ranging from 2.25% to 3.25% depending upon the amount of borrowings under the revolver.

In July 2016, Spartan Energy Services LLC amended the revolving credit agreement extending the maturity through September 2018 and amended the borrowing rates to bear an annual rate as elected by Spartan Energy Services LLC, of either: (a) the greater of the (i) prime rate, (ii) federal funds effective rate plus 0.5%, or (iii) one-month Eurodollar deposits rate plus 1% plus an additional annual interest rate margin ranging from 1.75% to 2.75%; or (b) the Eurodollar one, two, three or six-month deposits rate plus an additional annual interest rate margin ranging from 2.75% to 3.75% depending upon the amount of borrowings under the revolver. In addition, the amendment requires Spartan Energy Services LLC to repay revolver borrowings and in certain circumstances collateralize letters of credit with cash balances exceeding $2.5 million.

In June 2017, Spartan Energy Services LLC received consent from the lenders of the revolving credit agreement allowing Spartan Energy Services LLC to distribute $14 million to its partners and in July 2017, Spartan Energy Services LLC amended the revolving credit agreement allowing Spartan Energy Services LLC to transfer certain assets to Spartan International LLC for lease to a customer located in Egypt.

In April 2018, Spartan Energy Services LLC amended the revolving credit agreement extending the maturity through September 2019.

In March 2019, Spartan Energy Services LLC amended the revolving credit agreement, increasing the facility to $50 million and extending the maturity through February 2022. In addition, the amendment allows Spartan Energy Services LLC to transfer up to $10 million of assets to Spartan International LLC annually and make distributions to its partners as long as Spartan Energy Services LLC’s debt to EBITDA ratio remains below 2.0 times.

Spartan Energy Services LLC had outstanding borrowings as of December 31, 2020 of $24.5 million, and no outstanding letters of credits under its revolving credit facility. At December 31, 2020, Spartan Energy Services LLC had $25.5 million of undrawn capacity under the revolving credit facility. As of December 31, 2019, Spartan Energy Services LLC had outstanding borrowings of $21 million, and no outstanding letters of credits under its revolving credit facility and $29 million of undrawn capacity under the revolving credit facility. The average borrowing rate in 2020 and 2019 was 4.4% and 6.2% on average daily balances of $17.3 million and $20 million respectively.

The credit agreement contains covenants restricting, among other things, Spartan Energy Services LLC ability to make certain distributions, enter into mergers, acquisitions or other investments or to sell assets except by meeting certain conditions, and restrict the ability to incur indebtedness, liens or changes in the business as well as affiliate transactions. It also requires Spartan Energy Services LLC to maintain compliance with specified financial covenants, including (a) maintaining a maximum total debt to EBITDA ratio of no more 3.5 times, and (b) maintaining a ratio of current assets (including availability under the revolver) to current liabilities of not less than 1.0 to 1.0. Spartan Energy Services LLC was in compliance with all covenants as of December 31, 2020 and December 31, 2019.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS – CONTINUED

December 31, 2020 and 2019

(Dollars in thousands)

The Spartan Energy Services LLC is required to grant the lenders perfected first priority liens and security interests in (a) at least 90% of the fair market value of Spartan Energy Services LLC’s restricted subsidiaries physical assets, (b) other personal property including accounts receivable, inventory, contracts and intangible assets, and (c) capital stock of each of Spartan Energy Services LLC’s subsidiaries.

Certain costs, such as legal fees and bank fees, were incurred in connection with the placement of this credit agreement and were recorded as a deferred or long-lived asset on the Spartan Treating’s combined balance sheets. This balance is amortized over the remaining life of the agreement and amortization expense of $170 and $159 was recognized in 2020 and 2019, respectively.

NOTE D - PAYROLL PROTECTION PROGRAM LOAN

The Coronavirus Aid, Relief, and Economic security (CARES) Act of 2020 established the Payroll Protection Program to provide economic assistance to employers allowing them to retain employees during the economic downturn caused by the novel coronavirus (“COVID-19”) pandemic. Spartan Treating applied and received a loan on April 18, 2020 in the amount of $835 thousand. The loan matures April 18, 2022 and bears interest at 1%. A portion of the loan may be forgiven if used for continued payroll, rent and utility costs. Spartan Treating has started the loan forgiveness process and review of the loan forgiveness remains outstanding. The timing of the completion of the review is currently uncertain. Until such time as the forgiveness assessment has been completed, Spartan Treating will not be required to make any payments under the terms of the PPP loan.

NOTE E - FAIR-VALUE DISCLOSURES

ASC Topic 820 defines fair value, establishes a framework for measuring fair value, establishes a fair-value hierarchy based on the quality of inputs used to measure fair value and enhances disclosure requirements for fair-value measurements.

ASC Topic 820 establishes a three-level valuation hierarchy for disclosure of fair-value measurements. The valuation hierarchy categorizes assets and liabilities at fair value into one of three different levels depending on the observability of the inputs employed in the measurement.

The three levels are defined as follows:

•	Level 1	—	Inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets;

•	Level 2	—	Inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument; and

•	Level 3	—	Inputs to the valuation methodology are unobservable and significant to the fair-value measurement.

Cash, investments, receivables and payables - The carrying amount of cash, investments, receivables and payables are estimated to approximate their fair values due to the short maturities of these instruments.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS – CONTINUED

December 31, 2020 and 2019

(Dollars in thousands)

NOTE F - COMMITMENTS AND CONTINGENCIES

Lease Commitments

Spartan Treating is party to several operating leases as of December 31, 2020, consisting of properties leased for the purpose of storing equipment (remaining terms of commitment ranging from 2 months to 10 months) production equipment leases (remaining terms of commitment ranging from 1 month to 12 months) as well as an office lease for Spartan Treating in The Woodlands, Texas. The office lease is for 12,222 square feet of office space and runs for a term of seven years and six months from January 1, 2014. Lease expense for the Spartan Treating was $2,898 in 2020 and $2,511 in 2019. Future annual minimum lease amounts payable under these lease commitments as of December 31, 2020 are as follows:

2021	$572
2022	8
2023	0
Thereafter	0

Total	$580

Litigation

Spartan Treating is currently party to one legal proceeding related to an auto accident involving one of its employees. The accident occurred in 2018 and the lawsuit was filed in 2020 and is expected to be settled within the limits of Spartan Treating’s insurance policies.

NOTE G - TRANSACTIONS WITH RELATED PARTIES

Spartan Energy Partners GP LLC is owned by the limited partners of Spartan Energy Partners LP.    Spartan Energy Partners GP LLC has no operations other than to act as the general partner of Spartan Energy Partners LP.

Spartan Energy Partners GP LLC is entitled to receive a management fee of 2% of Spartan Energy Partners LP’s combined income before depreciation, interest and taxes. Spartan Treating is obligated to reimburse Spartan Energy Partners LP for a portion of the management fee based on the percentage of time spent managing Spartan Treating. For the years ended December 31, 2020 and 2019, the Spartan Treating recorded an expense of $ 277 and $334, respectively, for this management fee.

At December 31, 2020 and 2019, Spartan Treating had outstanding payables to Spartan Energy Partners LP of $71 and $186, respectively.

NOTE H - SUBSEQUENT EVENTS

In January 2021 Spartan Energy Services LLC entered into a new three-year $55 million Asset Backed Loan (ABL) facility and terminated its existing $50 million revolving credit agreement.

The new facility allows for up to $5 million to be used for the issuance of letters of credit. Borrowings bear interest at an annual rate as elected by Spartan Energy Services LLC of either: (a) the Eurodollar one, two, three or six month deposits rate with a floor of 0.25% , plus an additional annual interest rate margin ranging from 2.5% to 3% depending on the current leverage ratio (b) the greater of (i) prime rate, (ii) federal funds rate plus 0.5%, or (iii) Eurodollar rate for one month plus 1%, plus an additional annual interest margin of 1.5% to 2% depending on the current leverage ratio. Unutilized commitments bear the interest rate of 0.5 % if the unutilized commitments are greater than $ 27.5 million and 0.25 % otherwise.

Spartan Treating

NOTES TO COMBINED FINANCIAL STATEMENTS – CONTINUED

December 31, 2020 and 2019

(Dollars in thousands)

The agreement contains two maintenance covenants: (a) leverage ratio of EBITDA to debt not to exceed 3.25 times through December 31, 2021, then 2.75 times through December 31, 2022 and 2.5 times thereafter (b) fixed charge coverage ratio of adjusted EBITDA to fixed charges consisting of interest, scheduled debt repayments and distributions of at least 1.1 to 1.0. Additionally, the available amount of the facility is subject to a borrowing base calculation which consists of three components; (a) 85 % of eligible accounts receivable which excludes amounts past due by more than 60 days and receivables with foreign customers and, (b) 50% of eligible inventory which excludes inventory located in foreign locations and (c) the lessor of the 80% of the appraised and 100% of the net book value of operating equipment.

Spartan Energy Services LLC is required to grant the lenders perfected first priority liens and security interests in the (a) physical assets located in the US (b) other personal property including accounts receivable, inventory, contracts and intangible assets.

Spartan Treating completed its submission for the forgiveness of its $835 PPP loan in June 2021 and on July 20, 2021 BMO Harris Bank notified Spartan Treating that the Small Business Administration had remitted funds to BMO Harris Bank to fully repay Spartan Treating’s PPP loan and Spartan Treating’s $835 PPP loan had been fully forgiven.

On November 10, 2021 CSI Compression LP acquired Spartan Treating from Spartan Energy Partners LP in an all equity transaction. CSI Compressco LP issued Spartan Energy Partners LP 48.4 million common units and assumed approximately $32.5 million of Spartan Treating’s debt. Additionally. Spartan Energy Partners LP who owns CSI Compressco LP’s General Partner agreed to eliminate the General Partners Incentive Distribution Rights.

In conjunction with CSI Compression LP’s acquisition, Spartan Energy Services LLC amended their ABL credit facility by increasing commitments from $55 million to $70 million. The Eurodollar loan borrowing option was replaced with the Bloomberg Short-Term Bank Yield Index (BSBY) with a floor of 0.25%, plus an additional annual interest rate margin ranging from 2.5% to 3% depending on the current leverage ratio. The maintenance coverage, leverage ratio of EBITDA to debt was modified for the period January 31, 2022 through June 30, 2022 from 2.75 times to 3 times and 2.75 times through December 31, 2022 and 2.5 times thereafter.

Additionally, on November 10, 2021 Spartan Energy Services LLC entered into a sale and lease back agreement with CSI Compression LP purchasing twenty-five natural gas compressors from CSI Leasing LLC for $ 24.4 million and leasing the natural gas compressors units to CSI Operating LLC. The monthly lease rate charged by Spartan Energy Services LLC to CSI Operating is $339